EX-99.1 2 exhibit99-1.htm PRESS RELEASE DATED October 24,2007
FOR IMMEDIATE RELEASE
BroadVision Contact:
Ella Shum
Interim Vice President, Worldwide Marketing
650-331-1000
ir1@broadvision.com

BroadVision Announces Profitable Third Quarter 2007 Results
REDWOOD CITY, CALIF. -- October 24, 2007 -- BroadVision, Inc. (OTCBB: BVSN), a global provider of e-business solutions, today reported financial results for its third quarter ended September 30, 2007.  Revenues for the third quarter were $12.8 million, compared with revenues of $13.3 million for the second quarter ended June 30, 2007 and $13.6 million for the comparable quarter of 2006.

License revenue for the third quarter was $5.3 million versus $5.5 million in the prior quarter and $4.8 million in the comparable quarter of 2006.  The majority of the third quarter license revenue was generated from the company's core Commerce and Portal solutions from customers including Siemens, DSG Retail, Epson, Alstom and several other brand name global customers.

In the third quarter of 2007, BroadVision posted net income on a U.S. Generally Accepted Accounting Principles ("GAAP") basis of $5.5 million, or $0.05 per basic and diluted share, as compared with GAAP net income of $8.4 million, or $0.08 per share, for the second quarter of 2007 and GAAP net income of $5.4 million, or $0.08 per basic and diluted share, for the third quarter of 2006.

Pro forma net income for the third quarter of 2007 was $6.7 million, or $0.06 per basic and  diluted share, compared with a pro forma net income of $5.9 million, or $0.06 per basic share and $0.05 per diluted share, in the second quarter of 2007 and a pro forma net income of $4.0 million, or $0.06 per basic and diluted share, in the third quarter of 2006.  These pro forma results exclude restructuring charges, stock compensation expense under SFAS 123R, and revaluation of warrant liabilities.  A reconciliation of these pro-forma figures to GAAP net income figures is included in a table on the attached financial statements. The Company believes its pro forma results provide useful information because they reflect the Company's financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

As of September 30, 2007, the company had a cash balance of $50.7 million, representing a $4.5 million, or 10%, increase over the June 30, 2007 balance of $46.2 million and a 37% increase from the year's starting cash position of $37.0 million, due primarily to positive cash flow generated from operations.

The Company formally released BroadVision 8.1TM on time at the end of the third quarter, a major milestone in completing the Company's new K2 (Kona * Kukini)TM e-business solution sets. The official launch of BroadVision 8.1TM is scheduled for November 8, 2007 during BVUG'2007 (BroadVision User Group Conference 2007).  Furthermore, the Company successfully launched BroadVision OnDemand, Inc. (BVOD) and its flagship CHRMTM on-demand offering on August 2, 2007 at Beijing for the China market.  BVOD plans to launch CHRMTM in other major world markets in early first quarter 2008.

"Our team continues to deliver solid numbers according to our bottom line-driven business plan," said Dr. Pehong Chen, President and CEO, BroadVision.  "With all three new products -- e-MerchandisingTM, CHRMTM, and BroadVision 8.1TM  -- now in general release, we will accelerate our go-to market efforts in sales and marketing to ensure their market success."

Conference Call Information
BroadVision management will host a conference call today, Wednesday October 24, 2007, at 2:00 p.m. PST.  The conference call may be accessed by dialing: 1-866-463-5401 pin code 371392#. Callers outside the North America should call 1-212-457-9857 to be connected. A web replay will also be available following the call on the company's website until it releases its third quarter 2007 financial results.

About BroadVision
Driving innovation since 1993, BroadVision is a global provider of e-business solutions. Our modular applications and agile toolsets, built on a robust framework for personalization and self-service, power mission-critical web initiatives that deliver unparalleled value to diverse customers worldwide. Hundreds of organizations, serving over 50 million registered users -- including Baker Hughes, BioRad Laboratories, Citibank, Ferrari, Hilti, Iberia and Vodafone -- rely on BroadVision as their platform of choice for e-business.

For more information about BroadVision, Inc., call 650-331-1000, email ir1@broadvision.com or visit www.broadvision.com.

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BroadVision is a trademark or registered trademark of BroadVision, Inc. in the United States and other countries.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, BroadVision's continued execution in accordance with its strategic roadmap and the timing and success of product launches, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision's current expectations. Various factors and risks associated with BroadVision's business are discussed in its most recent annual report on Form 10-K and in BroadVision's quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30	December 31
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,735	$37,003
Other current assets	9,765	12,211
Total current assets	60,500	49,214
Goodwill	25,066	25,066
Other non-current assets	2,325	2,662
Total assets	$87,891	$76,942
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$27,051	$30,259
Other non-current liabilities	2,817	3,429
Total liabilities	29,868	33,688
Total stockholders' equity	58,023	43,254
Total liabilities and stockholders' equity	$87,891	$76,942

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Software licenses	$5,280	$4,750	$16,508	$11,259
Services	7,476	8,835	22,261	27,679
Total revenues	12,756	13,585	38,769	38,938
Cost of revenues:
Cost of software licenses	3	22	37	226
Cost of services	2,102	2,729	6,710	10,283
Total cost of revenues	2,105	2,751	6,747	10,509
Gross profit	10,651	10,834	32,022	28,429
Operating expenses:
Research and development	2,283	2,766	7,422	7,802
Sales and marketing	1,898	1,761	5,748	6,124
General and administrative	1,705	2,429	4,250	7,406
Restructuring charge (credit)	260	(1,878)	845	(1,403)
Total operating expenses	6,146	5,078	18,265	19,929
Operating income	4,505	5,756	13,757	8,500
Other income (expense), net	538	(163)	(2,484)	(55)
Income before provision for income taxes	5,043	5,593	11,273	8,445
Benefit from (Provision for) income taxes	419	(228)	133	(449)
Net income	$5,462	$5,365	$11,406	$7,996
Basic income per share	$0.05	$0.08	$0.11	$0.13
Diluted income per share	$0.05	$0.08	$0.10	$0.13
Shares used in computing:
Weighted average shares-basic	108,253	69,489	107,454	60,630
Weighted average shares-diluted	111,577	69,489	110,426	60,630

BROADVISION, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended			Nine Months Ended
	Sep. 30	Jun. 30	Sep. 30	Sep. 30	Sep. 30
	2007	2007	2006	2007	2006
Revenues:
Software licenses	$5,280	$5,494	$4,750	$16,508	$11,259
Services	7,476	7,774	8,835	22,261	27,679
Total revenues	12,756	13,268	13,585	38,769	38,938
Cost of revenues:
Cost of software licenses	3	22	22	37	226
Cost of services	2,038	2,159	2,729	6,536	10,283
Total cost of revenues	2,041	2,181	2,751	6,573	10,509
Gross profit	10,715	11,087	10,834	32,196	28,429
Operating expenses:
Research and development	2,163	2,373	2,766	7,069	7,802
Sales and marketing	1,831	1,713	1,762	5,545	6,125
General and administrative	1,640	1,420	2,168	4,071	6,837
Total operating expenses	5,634	5,506	6,696	16,685	20,764
Pro forma operating income	5,081	5,581	4,138	15,511	7,665
Other income, net	1,218	584	154	2,434	648
Pro forma income before provision for income taxes	6,299	6,165	4,292	17,945	8,313
Benefit from (Provision for) income taxes	419	(230)	(228)	133	(449)
Pro forma net income	$6,718	$5,935	$4,064	$18,078	$7,864
Basic pro forma net income per share	$0.06	$0.06	$0.06	$0.17	$0.13
Diluted pro forma net income per share	$0.06	$0.05	$0.06	$0.16	$0.13
Shares used in computing basic pro forma net income per share	108,253	107,424	69,489	107,454	60,630
Shares used in computing diluted pro forma net income per share	111,577	111,035	69,489	110,426	60,630

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF U.S. GAAP TO PRO FORMA NET INCOME
(unaudited, in thousands)
	Three Months Ended			Nine Months Ended
	Sep. 30	Jun. 30	Sep 30	Sep. 30	Sep. 30
	2007	2007	2006	2007	2006

Net income, U.S. generally accepted accounting principles	$5,462	$8,440	$5,365	$11,406	$7,996
Pro forma adjustments:
Restructuring charges (credit)	260	306	(1,878)	844	(1,403)
SFAS 123R Expense [2]	316	293	260	909	568
Revaluation of warrants liabilities [1]	680	(3,104)	317	4,919	703
Pro forma net income	$6,718	$5,935	$4,064	$18,078	$7,864

[1] Included as a component of other income, net, for each period presented.
[2] Included as a component of cost of service and operating expense for each period presented.